STOCK OPTION PLAN

ORION DIGITAL CORP.

1. Purpose

The purpose of the stock option plan (the “Plan”) is to advance the interests of Orion Digital Corp. (the “Corporation”) and its shareholders by providing to the directors, officers, employees and consultants of the Corporation and its affiliates a performance incentive for continued and improved services with the Corporation and its affiliates. The terms of the Plan shall govern each option issued hereunder.

2. Term of Plan

The Plan is effective on June 21, 2019. Options may be granted under the Plan until the earlier of (i) the 10th anniversary of the effective date of the Plan, or (ii) the date on which the Board terminates the Plan.

3. Shares

(a) The shares (“Shares”) that may be issued pursuant to the exercise of options (“Options”) granted under the Plan are common shares (the “Common Shares”) of the Corporation.

(b) The aggregate number of Shares reserved for issuance under the Plan shall not exceed the greater of (i) 15% of the issued and outstanding Common Shares of the Corporation as at the date of grant (on a non-diluted basis), and (ii) 1,266,667. Any issuance of Shares from treasury pursuant to the exercise of Options shall automatically replenish the number of Shares available for Option grants under the Plan. No Option may be granted if such grant would have the effect of causing the total number of Shares subject to Options to exceed the above-noted total percentage of Shares reserved for issuance pursuant to the exercise of Options.

(c) Subject to the rules of the Toronto Stock Exchange (the “TSX”), if Options granted under this Plan expire, terminate or cease to be exercisable without having been exercised in full, the Shares which were reserved for issue pursuant to such Options but which were not issued become available for issue pursuant to the exercise of other Options under the Plan.

4. Administration

(a) The Plan shall be administered by the board of directors of the Corporation (the “Board”) or any committee of directors of the Corporation designated by the Board (such designated directors being the “Administrators”). The Board or the Administrators, as the case may be, shall have full and complete authority to interpret the Plan and to prescribe such rules and regulations and make such other determinations as it or they deem necessary or desirable for the administration of the Plan, including without limitation the full power and authority to:

(i) adopt rules and regulations for implementing the Plan;

(ii) determine the eligibility of persons to participate in the Plan, the number of Shares subject to Options, the fair market value of such Shares, and the vesting period of the Options;

(iii) determine when Options shall be granted, which eligible persons will be granted Options, the number of Shares subject to each Option granted to a Participant and the vesting for each Option;

(iv) interpret and construe the provisions of the Plan;

(v) restrict or limit the Shares and the nature of such restrictions and limitations, if any;

(vi) accelerate the exercisability or waive the termination of any Options, based on such factors as the Board or the Administrators may determine;

(vii) make exceptions to the Plan in circumstances which it or they determine to be exceptional; and

(viii) take such other steps as it or they determine to be necessary or desirable to give effect to the Plan.

(b) Decisions of the Board or the Administrators shall be recorded in writing and shall be binding on the Corporation and on all persons eligible to participate in the Plan.

(c) The Board or the Administrators may make changes to the terms of any granted Options or the Plan to the extent necessary or desirable to comply with any rules, regulations or policies of the TSX, provided that the value of previously granted Options and the rights of Participants are not materially adversely affected by any such changes.

(d) The Board or the Administrators may also require that any participant in the Plan provide certain representations, warranties and certifications to the Corporation to satisfy the requirements of applicable securities laws, including without limitation exemptions from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and applicable state securities laws.

5. Granting of Options to Participants

The only persons to whom Options may be granted (“Participants”) shall be directors, officers, employees and consultants (as that term is defined in National Instrument 45-106) of the Corporation or its subsidiaries designated from time to time by the Board or the Administrators.

The Board or the Administrators may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Board or the Administrators may prescribe, grant Options to any Participant.

Notwithstanding the foregoing, the number of Common Shares:

(a)
issued to Insiders of the Corporation within any one year period, and

(b)
issuable to Insiders of the Corporation, at any time,

under the Plan, when combined with all of the Corporation’s other security-based compensation arrangements, must not exceed 10% of the Corporation’s total issued and outstanding Common Shares as at the applicable date of grant. For the purposes of this Plan the term “Insider” shall have the meaning given to such term in the TSX Company Manual.

6. Exercise Price

Subject to the rules of the TSX, the Board or the Administrators shall determine the exercise price (the “Exercise Price”) for an Option but in any event the Exercise Price will be no less than the last closing price of the Shares on the TSX prior to the date of grant of such Option.

7. Term and Vesting

(a) Subject to any accelerated termination under this Plan, unless otherwise determined by the Board or Administrators at the time of grant, each Option shall be exercisable until the eighth anniversary of the date on which it is granted. Each Option that has not been exercised pursuant thereto on or before the close of business on its date of expiry shall forthwith expire and terminate and be of no further force or effect whatsoever.

(b) Unless otherwise specified by the Board at the time of granting Options or subsequent to such grant, and except as otherwise provided in this Plan, each Option will vest and be exercisable as follows:

Fraction of Total Number of Shares that may be Purchased	Exercise Period
1/4	Shall vest on the first anniversary of the date of grant; and
1/48	Shall vest at the end of each month following the first anniversary of the date of grant up to and including the fourth anniversary of the date of grant;

with the result that the entire Option subject to the grant shall be vested and exercisable as of the fourth anniversary of the date of grant. Notwithstanding the foregoing, the Board may at the time of granting Options or subsequent to such grant specify a different time-based vesting schedule and/or performance-based vesting.

(c) Once a portion of an Option that has vested becomes exercisable, it remains exercisable until expiration or termination of the Option, unless otherwise specified by the Board in connection with the grant of such Option or pursuant to Section 16. Each Option or portion of an Option that has vested may be exercised at any time or from time to time, in whole or in part, for up to the total number of Shares with respect to which it is then exercisable. The Board or the Administrators has/have the right to accelerate the date upon which any portion of an Option that has vested becomes exercisable.

(d) In the event that the expiry date of any Option occurs during, or within ten (10) business days following, a period when the Participant is prohibited by the blackout policies of the Corporation from trading in Common Shares (a “Blackout Period”), the expiry date of the Option shall be automatically extended to the date which is ten (10) business days immediately following the end of the Blackout Period.

8. Termination of Employment

Unless otherwise specified by the Board at the time of granting Options:

(a) If, at any time, a Participant ceases to be a full-time employee of the Corporation or a subsidiary as a result of the Participant’s retirement, either with the concurrence of the Board or the Administrators at any time or after the person reaches the age of 65 years, any Options granted to such Participant and vested as of the Termination Date (as defined below) shall remain exercisable by such Participant until the earlier of: (i) 90 days following the Termination Date, and (ii) the expiration of such vested Options in accordance with their terms. As of the Termination Date, all unvested Options of such Participant shall expire and such Participant shall no longer be eligible for a grant of Options.

(b) If, at any time, a Participant ceases to be a full-time employee of the Corporation or a subsidiary as a result of the Participant’s death or physical or psychological Incapacity (as defined directly below), any Options granted to such Participant and vested as of the Termination Date shall remain exercisable by such Participant (or, in accordance with clause 14(b)(ii), the Participant’s legal representative) until the earlier of: (i) 120 days following the date of death or the date on which the Board or the Administrators determine(s) that the Incapacity will prevent the employee from fulfilling his or her full-time duties with the Corporation, and (ii) the expiration of such vested Options in accordance with their terms. As of the Termination Date, all unvested Options of such Participant shall expire. “Incapacity” means the permanent and total incapacity of a Participant as determined in accordance with procedures established by the Board or the Administrators for purposes of this Plan.

(c) If, at any time, a Participant ceases to be a full-time employee of the Corporation or a subsidiary as a result of the Participant’s termination for cause, then, as of the Termination Date, the vested and unvested Options granted to such Participant shall expire and be of no further force or effect whatsoever and such Participant shall no longer be eligible for a grant of Options.

(d) If, at any time, a Participant ceases to be a full-time employee of the Corporation or a subsidiary as a result of the Participant’s resignation, then any Options granted to such Participant and vested as of the Termination Date shall remain exercisable by such Participant until the earlier of: (i) 30 days following the Termination Date, and (ii) the expiration of such vested Options in accordance with their terms. As of the Termination Date, all unvested Options granted to such Participant shall expire and be of no further force or effect whatsoever and such Participant shall no longer be eligible for a grant of Options.

(e) If, at any time, a Participant ceases to be a full-time employee of the Corporation or a subsidiary as a result of the Participant’s dismissal without cause, any Options granted to such Participant and vested as of the Termination Date shall remain exercisable by such Participant until the earlier of: (i) 90 days following the Termination Date, and (ii) the expiration of such vested Options in accordance with their terms. As of the Termination Date, all unvested Options of such Participant shall expire and such Participant shall no longer be eligible for a grant of Options.

(f) Where, in the case of a consultant, the Participant’s consulting agreement or arrangement terminates by reason of: (i) termination by the Corporation or an affiliated corporation for any reason whatsoever other than for material breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the Participant’s consulting agreement or arrangement); or (ii) voluntary termination by the Participant; or (iii) the death or incapacity of the Participant, then any Options held by the Participant that are exercisable at the Termination Date, or at the date of the death or incapacity of the Participant, as the case may be, continue to be exercisable by the Participant until the earlier of: (A) the date that is 90 days from the Termination Date, or from the date of the death or incapacity of the Participant, as the case may be; and (B) the date on which the particular Options expire in accordance with their terms. Any Options held by the Participant that are not exercisable at the Termination Date, or at the date of the death or incapacity of the Participant, as the case may be, immediately expire and are cancelled on such date.

(g) Where, in the case of a consultant, the Participant’s consulting agreement or arrangement is terminated by the Corporation or an affiliated corporation for material breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the Participant’s consulting agreement or arrangement), then any Options held by the Participant, whether or not such Options are exercisable at the Termination Date, immediately expire and are cancelled on the Termination Date at a time determined by the Board, in its discretion.

(h) If, at any time, a Participant ceases to be a director or officer of the Corporation or a subsidiary (and is not or does not continue as a full-time employee of the Corporation or a subsidiary), the Options granted to such Participant and vested as of the Termination Date may be exercised by such Participant until the earlier of: (i) 90 days following the Termination Date, and (ii) the expiration of such vested Options in accordance with their terms. As of the Termination Date, all unvested Options granted to such Participant shall cease and terminate and be of no further force or effect whatsoever.

(i) Notwithstanding any other provisions of this Section 8 but subject to the rules of the TSX, the Board or the Administrators may extend the expiration date of vested and unvested Options of a Participant who ceases to be a full-time employee, consultant, officer or director of the Corporation or a subsidiary beyond the expiry dates set out above, provided that such extended dates are not later than the assigned expiry date of any such Option.

“Termination Date” means:

(i) in the case of a Participant whose employment or term of office with the Corporation or a subsidiary terminates in the circumstances set out in Section 8, the date that is designated by the Corporation or a subsidiary, as the case may be, as the last day of the Participant’s active employment or term of office with the Corporation or a subsidiary, as the case may be, provided that in the case of termination of employment by voluntary resignation by the Participant, such date shall not be earlier than the date notice of resignation was given, and “Termination Date” specifically does not mean the date on which any period of non-working reasonable notice that the Corporation or a subsidiary, as the case may be, may be required at law to provide to the Participant, would expire; and

(ii) in the case of a Participant who is a consultant and whose consulting agreement or arrangement with the Corporation or a subsidiary, as the case may be, terminates in the circumstances set out in Section 8, the date that is designated by the Corporation or a subsidiary, as the case may be, as the date on which the Participant’s consulting agreement or arrangement is terminated, provided that in the case of voluntary termination by the Participant, such date shall not be earlier than the date notice of voluntary termination was received by the Corporation, and “Termination Date” specifically does not mean the date on which any non-working period of notice of termination that the Corporation or a subsidiary, as the case may be, may be required to provide to the Participant under the terms of the consulting agreement or arrangement, would expire.

9. Stock Option Plan Agreement

The Corporation shall enter into an agreement with each Participant on the date of grant of Options substantially in the form of Schedule 1 (or such other form as may be acceptable to the Board or the Administrators) evidencing the Participant’s right to acquire Shares in accordance with the Plan. Each agreement will specify the number of Shares that are subject to the Options and will provide for the adjustment of that number in accordance with Section 15. The Participant acknowledges that such agreement will include a provision that, in certain circumstances as set out in the agreement, will require the Participant to sell its Shares to a party making an offer to purchase all of the Shares of the Corporation.

10. Right to Employment

Nothing contained in this Plan or in any Option granted under this Plan shall confer upon any person any right to continued employment with the Corporation or a subsidiary or interfere in any way with the rights of the Corporation or a subsidiary in connection with the employment or termination of any such person.

11. Status as Shareholder

The Participant or the Participant’s legal representative shall not, by reason of the grant of any Option, be considered to be a stockholder of the Corporation until an Option has been duly exercised. No person shall enjoy any of the rights or privileges of a holder of Shares subject to Options until that person becomes the holder of record of those Shares.

12. Exercise of Option

(a) Subject to Subsection 12(b), the vested portion of an Option may be exercised at any time, or from time to time, during its term. A person electing to exercise an Option shall give written notice of the election to the Secretary of the Corporation substantially in the form of Exhibit A to Schedule 1, or such other form acceptable to the Board or the Administrators. A cash payment equal to the Exercise Price for each Share to be acquired pursuant to the exercise of Options shall accompany the written notice.

(b) The exercise of any Option shall be subject to the condition that if at any time the Corporation shall determine in its sole discretion that it is necessary or desirable to comply with any legal requirement or the requirements of the TSX or other regulatory authority as a condition of, or in connection with, such exercise or the issue of Shares as a result thereof, then in any such event such exercise shall not be effective unless such compliance shall have been effected on conditions satisfactory to the Corporation.

(c) Upon actual receipt by the Corporation of written notice addressed to the Secretary of the Corporation and payment for the Shares to be purchased, the person exercising the Option shall be registered in the books of the Corporation as the holder of the appropriate number of Shares and a share certificate shall be issued to such person.

(d) The exercise of any Option may be made conditional on the Participant becoming a party to an escrow agreement as required by the rules of the TSX and will otherwise be subject to the rules of the TSX.

(e) Any exercise of an Option issued pursuant to the Plan must be exempt or not subject to registration under applicable United States federal and state securities laws. Any Options exercised by or on behalf of a person in the United States (as such term is defined in Regulation S promulgated under the U.S. Securities Act) will result in the certificate representing the Common Shares bearing a United States restrictive legend restricting transfer of the Common Shares under United States federal and state securities laws, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION PROVIDED BY (1) RULE 144 OF THE U.S. SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144a THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C)(1) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

13. Intentionally Left Blank

14. Transferability

(a) Except as set forth in Subsection 14(b), Options are not transferable.

(b) Options may be exercised only by:

(i) the Participant to whom the Options were granted; or

(ii) (A) upon the Participant’s death, by the legal representative of the Participant’s estate; or

(B) upon the Participant becoming mentally incapable, the legal representative having authority to deal with the property of the Participant;

provided that any such legal representative shall first deliver evidence satisfactory to the Corporation of entitlement to exercise any Option.

(c) A person exercising an Option may subscribe for Shares only in the person’s own name or in the person’s capacity as a legal representative.

15. Adjustment of Options

(a) The existence of any Options does not affect in any way the right or power of the Corporation or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation, to create or issue any bonds, debentures, shares or other securities of the Corporation or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this section would have an adverse effect on this Plan or any Option granted hereunder.

(b) In the event of any subdivision, redivision or other similar change in the Shares at any time prior to the termination of an Option into a greater number of Shares, the Corporation shall deliver at the time of any exercise thereafter of an Option such additional number of Shares as would have resulted from such subdivision, redivision or change if such exercise of an Option had taken place prior to the date of such subdivision, redivision or change and the Exercise Price for such Shares shall be adjusted accordingly.

(c) In the event of any merger, consolidation, recapitalization or other similar corporate change affecting the Shares at any time prior to the termination of an Option, the Board shall make such adjustments as each deems equitable to the number and kind of shares or other property to be delivered by the Corporation on any exercise thereafter of an Option, the Exercise Price of an Option and any other term of the Option as it deems necessary to prevent the dilution or enlargement of the rights of Participants thereunder.

(d) No fractional Shares shall be issued upon the exercise of an Option. If, as a result of any adjustment under this Section 15 a Participant would be entitled to a fractional Share, the Participant shall have the right to acquire only the adjusted number of full Shares and no payment or other adjustment shall be made with respect to the fractional Shares so disregarded.

16. Change in Control

(a) Notwithstanding anything else in this Plan or any Stock Option Plan Agreement, the Board has the right to provide for the conversion or exchange of any outstanding Options into or for options, rights or other securities in any entity participating in or resulting from a Change in Control (as defined below).

(b) Upon the Corporation entering into a binding agreement relating to a transaction which, if completed, would result in a Change in Control, the Corporation shall give written notice of the proposed Change in Control to the Participants, together with a description of the effect of such Change in Control on outstanding Options, not less than 10 days prior to the closing of the transaction resulting in the Change in Control.

(c) In the event of and in connection with a transaction that would constitute a Change in Control, notwithstanding anything else in this Plan but subject to the specific terms of any Stock Option Plan Agreement to the contrary, the Board shall have the right, in its discretion, to deal with any or all Options (or any portion thereof) issued under this Plan in the manner it deems fair and reasonable in the circumstances of the Change in Control. Without limiting the generality of the foregoing, in connection with a Change in Control, the Board, without any action or consent required on the part of any Participant, shall have the right to:

(i) determine that the Options, in whole or in part and whether vested or unvested, shall remain in full force and effect in accordance with their terms after the Change in Control;

(ii) provide for the conversion or exchange of any or all Options (or any portion thereof, whether vested or unvested) into or for options, rights or other securities in any entity participating in or resulting from a Change in Control;

(iii) cancel any unvested Options (or any portions thereof) without payment of any kind to any Participant;

(iv) accelerate the vesting of outstanding Options;

(v) provide for outstanding Options to be purchased;

(vi) accelerate the date by which any or all Options or any portion thereof, whether vested or unvested, must be exercised either in whole or in part;

(vii) deem any or all Options or any portion thereof, whether vested or unvested (including those accelerated pursuant to this Plan) to have been exercised in whole or in part, tender, on behalf of the Participant, the underlying Shares that would have been issued pursuant to the exercise of such Options to any third party purchaser in connection with the Change in Control, and pay to the Participant on behalf of such third party purchaser an amount per underlying Share equal to the positive difference between the Change in Control price of the Shares and the applicable Exercise Price;

(viii) cancel any or all outstanding Options (including those accelerated under pursuant to this Plan) either in whole or in part and pay to the Participant an amount per underlying Share equal to the positive difference between the Change in Control price of the Shares and the applicable Exercise Price; or

(ix) take such other actions, and combinations of the foregoing actions or any other actions permitted under this Section 16(c), as it deems fair and reasonable under the circumstances.

(d) For purposes of this Agreement, a “Change in Control” means the happening of any of the following events: (i) any transaction pursuant to which (A) the Corporation goes out of existence, or (B) any person, or any associate or affiliated corporation of such person (as those terms are defined in the Business Corporations Act (British Columbia) (the “BCBCA”)), (other than the Corporation, a subsidiary of the Corporation or an employee benefit plan of the Corporation (including any trustee of such plan acting as trustee)) hereafter acquires the direct or indirect “beneficial ownership” (as defined in the BCBCA) of securities of the Corporation representing 50% or more of the aggregate voting power of all of the Corporation’s then issued and outstanding securities; (ii) the sale of all or substantially all of the Corporation’s assets to a person other than a person that was an affiliated corporation of the Corporation; (iii) the dissolution or liquidation of the Corporation except in connection with the distribution of assets of the Corporation to one or more persons which were affiliated corporations prior to such event; or (iv) the occurrence of a transaction requiring approval of the Corporation’s shareholders involving the acquisition of the Corporation by an entity through purchase of assets, by amalgamation or otherwise.

17. Alterations in Plan

(a) Subject to Section 17(b), the Board or the Administrators may at any time or from time to time without shareholder approval alter, amend, vary, suspend, terminate or cancel the Plan or amend any Options issued pursuant to the Plan. The foregoing ability to alter, amend, vary, suspend, terminate or cancel the Plan or amend ay Options issued pursuant to the Plan shall be subject to the rules of the TSX.

(b) Subject to any additional requirements of the rules of the TSX, the following amendments to the Plan or to Options issued pursuant to the Plan shall not be made without prior approval of the TSX and approval of the shareholders of the Corporation:

i)
a reduction in the Exercise Price of an Option held by an Insider of the Corporation;

ii)
an extension of the term of an Option held by an Insider of the Corporation;

iii)
any amendment to remove the Insider participation limits set out in Section 5;

iv)
an increase in the maximum number of Common Shares issuable pursuant to Options granted under this Plan; and

v)
amendments to this Section 17.

18. Termination of Plan

The Board may terminate the Plan at any time in its discretion. If the Plan is so terminated, no further Options shall be granted but the Options then outstanding shall continue in full force and effect in accordance with the provisions set out above.

19. Compliance with Statutes and Regulations

The granting of Options and the sale of Shares under the Plan shall be carried out in compliance with applicable statutes and with the regulations of governmental authorities.

20. Participant’s Entitlement

Except as otherwise provided in this Plan, Options previously granted under this Plan, whether or not then exercisable, are not affected by any change in the relationship between, or ownership of, the Corporation and an affiliated corporation. For greater certainty, all Options remain valid and exercisable in accordance with the terms and conditions of this Plan and are not affected by reason only that, at any time, an affiliated corporation ceases to be an affiliated corporation.

21. Withholding Taxes

The exercise of each Option granted under this Plan is subject to the condition that if at any time the Corporation determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such exercise, such exercise is not effective unless such withholding has been effected to the satisfaction of the Corporation. In such circumstances, the Corporation may require that a Participant pay to the Corporation, in addition to and in the same manner as the Exercise Price for the Shares, such amount as the Corporation is obliged to remit to the relevant taxing authority in respect of the exercise of the Option. Any such additional payment is due no later than the date as of which any amount with respect to the Option exercised first becomes includable in the gross income of the Participant for tax purposes.

22. Rights of Participant

No Participant has any claim or right to be granted an Option (including, without limitation, an Option granted in substitution for any Option that has expired pursuant to the terms of this Plan), and the granting of any Option is not to be construed as giving a Participant a right to remain in the employ of the Corporation or an affiliated corporation. No Participant has any rights as a shareholder of the Corporation in respect of Shares issuable on the exercise of rights to acquire Shares under any Option until the allotment and issuance to the Participant of certificates representing such Shares.

23. Indemnification

Every Director will at all times be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses whatsoever including any income tax liability arising from any such indemnification, that such Director may sustain or incur by reason of any action, suit or proceeding, taken or threatened against the Director, otherwise than by the Corporation, for or in respect of any act done or omitted by the Director in respect of this Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgement rendered therein. This indemnification is in addition to any rights of indemnification a Director may have under the Articles of the Corporation, any agreement, any vote of shareholders or disinterested directors or otherwise.

24. Participation in the Plan

The participation of any Participant in the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in the Plan. In particular, participation in the Plan does not constitute a condition of employment nor a commitment on the part of the Corporation to ensure the continued employment of such Participant. The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Shares. The Corporation does not assume responsibility for the income or other tax consequences for the Participants and they are advised to consult with their own tax advisors.

25. Governing Law

The Plan, and determinations made and actions taken in connection with the Plan, shall be governed by the laws of the Province of British Columbia and the federal laws of Canada and construed in accordance therewith.

26. U.S. Participants

(a) This section shall only apply to a Participant who is a U.S. citizen, U.S. permanent resident or U.S. tax resident or a Participant for whom a benefit under this Plan would otherwise be subject to U.S. taxation under the U.S. Internal Revenue Code of 1986, as amended (the “U.S. Code”), and the rulings and regulations in effect thereunder (a “U.S. Participant”).

(b) Option awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the U.S. Internal Revenue Code and the U.S. Treasury Regulations and other U.S. Internal Revenue Service guidance promulgated thereunder as in effect from time to time (“Section 409A”) and will be construed and interpreted in accordance with such intent. To the extent that an Option award, or the settlement or deferral thereof, is subject to Section 409A, the Option will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

(c) Options granted hereunder are intended to be treated as nonqualified stock options under the U.S. Code. Notwithstanding Section 3(b), the aggregate number of Shares reserved for issuance under the Plan shall not exceed the greater of (i) 15% of the issued and outstanding Common Shares of the Corporation as at the date of grant (on a non-diluted basis), and (ii) 3,800,000.

27. United States Securities Laws Matters

No Options shall be granted in the United States of America, its territories and possessions, any state of the United States and the District of Columbia (the “United States”) and no Common Shares shall be issued in the United States upon exercise of any such Options unless such securities are registered under the U.S. Securities Act and any applicable state securities laws or an exemption from such registration is available. Any Options issued in the United States, and any Common Shares issued upon exercise thereof, will be “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act). Any certificate or instrument representing Options granted in the United States or Common Shares issued in the United States upon exercise of any such Options pursuant to an exemption from registration under the U.S. Securities Act and applicable state securities laws shall bear the following legend restricting transfer under applicable United States federal and state securities laws:

“THE SECURITIES REPRESENTED HEREBY [and for Options, the following will be added: AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN AND WILL NOT

BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN CONNECTION WITH ANY TRANSFERS PURSUANT TO (C)(1) OR (D) ABOVE, THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION, TO THAT EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

Schedule 1

ORION DIGITAL CORP.

STOCK OPTION PLAN AGREEMENT

NOW THEREFORE this agreement is entered into this [ ] day of [ ], [ ] (the “Date of Grant”) between Orion Digital Corp. (the “Corporation”) and _____________________(the “Participant”) pursuant to the Stock Option Plan (the “Plan”) implemented by the Corporation effective June 21, 2019 as amended to date, a copy of which is annexed hereto.

1. Pursuant to the Plan, the Corporation hereby grants non-assignable, non-transferable options (collectively, the “Options”) to acquire _______________ Shares (as defined in the Plan) at an exercise price of $[•] per Share (the “Exercise Price”) and agrees to issue Shares to the Participant in accordance with the terms of the Plan upon the due exercise of the Options.

2. The Options will vest and be exercisable as follows:

Fraction of Total Number of Shares that may be Purchased	Exercise Period
1/4	Shall vest on the first anniversary of the date of grant; and
1/48	Shall vest at the end of each month following the first anniversary of the date of grant up to and including the fourth anniversary of the date of grant;

with the result that the entire Option subject to the grant shall be vested and exercisable as of the fourth anniversary of the date of grant. Once a portion of an Option that has vested becomes exercisable, it remains exercisable until expiration or termination of the Option, unless otherwise specified by the Board in connection with the grant of such Option or pursuant to the Plan.

3. The exercise of the Options granted hereby, issuance of Shares and ownership of the Shares are subject to the terms and conditions of the Plan (all of which are incorporated into and form part of this Stock Option Plan Agreement) and this Stock Option Plan Agreement.

4. Nothing in the Plan or in this Stock Option Plan Agreement will affect the Corporation’s right, or that of an affiliated corporation, to terminate the employment of, term of office of, or consulting agreement or arrangement with a Participant at any time for any reason whatsoever. Upon such termination, a Participant’s rights to exercise Options will be subject to restrictions and time limits for the exercise of Options. Complete details of such restrictions are set out in the Plan, and in particular in Section 8 thereof.

5. Each notice relating to the Option, including the exercise thereof, must be in writing. All notices to the Corporation must be delivered personally or by prepaid registered mail and must be addressed to the secretary of the Corporation. All notices to the Participant will be addressed to the principal address of the Participant on file with the Corporation. Either the Corporation or the Participant may designate a different address by written notice to the other. Such notices are deemed to be received, if delivered personally, on the date of delivery, and if sent by prepaid, registered mail, on the fifth business day following the date of mailing. Any notice given by either the Participant or the Corporation is not binding on the recipient thereof until received.

6. The Participant hereby agrees that:

(a) any rule, regulation or determination, including the interpretation by the Board or the Administrators of the Plan, the Option granted hereunder and the exercise thereof, is final and conclusive for all purposes and binding on all persons including the Corporation and the Participant; and

(b) the grant of the Option does not affect in any way the right of the Corporation or any affiliated corporation to terminate the employment of the Participant.

7. The exercise of the Options must be exempt or not subject to the registration under the applicable United States federal and state securities laws. Furthermore, by its acceptance of this Option, the Participant acknowledges and agrees that any Common Shares issued in the United States of America, its territories and possessions, any state of the United States and the District of Columbia (the “United States”) upon the exercise of any Options pursuant to an exemption from registration under the United States Securities Act of 1933, as amended, and applicable state securities laws shall bear the following legend restricting transfer under applicable United States federal and state securities laws:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION PROVIDED BY (1) RULE 144 OF THE U.S. SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144a THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C)(1) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

8. This Stock Option Plan Agreement shall be binding upon and enure to the benefit of the Corporation, its successors and assigns and the Participant and the legal representative of the Participant’s estate and any other person who acquires Shares by bequest or inheritance.

9. By executing this Stock Option Plan Agreement, the Participant confirms and acknowledges that the Participant has not been induced to enter into this agreement or acquire any Options by expectation of employment or continued employment with the Corporation or its subsidiaries.

10. This Stock Option Plan Agreement has been made in and is to be construed under and in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

ORION DIGITAL CORP. Per:
Authorized Signatory
SIGNED, SEALED AND DELIVERED in the presence of (Witness)	) ) ) ) ) )	(Signature of Participant)

Exhibit A to Schedule 1

NOTICE TO EXERCISE

TO: The Secretary of Orion Digital Corp. (the “Corporation”)

(a) The undersigned hereby elects to purchase ________________ Shares (as defined in the Stock Option Plan of the Corporation dated June 21, 2019 as amended to date (the “Plan”)) pursuant to the terms of the stock option plan agreement dated [ ] [ ], [ ] (the “Option Agreement”) between the undersigned and the Corporation, and tenders herewith payment in full of the purchase price thereof.

(b) Please issue a certificate or certificates representing the Shares in the name of the undersigned, whose address is as follows:

___________________________________

___________________________________

___________________________________

___________________________________

(c) The undersigned hereby represents, warrants and certifies as follows (only one of the following must be checked):

A.  The undersigned (i) at the time of exercise of the Options is not in the United States of America, its territories or possessions, any state of the United States or the District of Columbia (the “United States”) and is not exercising this Option on behalf of a person in the United States and (ii) did not execute or deliver this Notice of Exercise form in the United States.

B.  The undersigned has delivered an opinion of counsel of recognized standing or other evidence in form and substance reasonably satisfactory to the Corporation to the effect that an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and applicable state securities laws is available for the issuance of the Shares.

Note: The undersigned understands that unless Box A is checked, the certificates representing the Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

Note: Certificates representing Shares will not be registered or delivered to an address in the United States unless Box B above is checked.

Note: If Box B is checked, any opinion or other evidence tendered must be in form and substance reasonably satisfactory to the Corporation. Participants planning to deliver an opinion of counsel or other evidence in connection with the exercise of Options should contact the Corporation in advance to determine whether any opinions or other evidence to be tendered will be acceptable to the Corporation.

Dated this __________ day of _____________________________,

(Signature of Participant)

(Name of Participant – Please Print)